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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 10

                  GENERAL FORM FOR REGISTRATION OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

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                         HORIZON GROUP PROPERTIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

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
           MARYLAND                            APPLIED FOR
 (State or other jurisdiction                (I.R.S. Employer
              of                              Identification
incorporation or organization)                   Number)

   5000 HAKES DRIVE, NORTON                       49441
       SHORES, MICHIGAN                         (Zip Code)
    (Address of Principal
      Executive Offices)
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       Registrant's telephone number, including area code (616) 798-9100

       Securities to be registered pursuant to Section 12(b) of the Act:

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
                                               NAME OF EACH
                                               EXCHANGE ON
                                                  WHICH
     TITLE OF EACH CLASS                     EACH CLASS IS TO
     TO BE SO REGISTERED                      BE REGISTERED
------------------------------               ----------------

             None                                  None
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        Securities to be registered pursuant to Section 12(g)of the Act:

                     Common Stock, $.01 par value per share
                      -----------------------------------

                                (Title of Class)

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                         HORIZON GROUP PROPERTIES, INC.

    Note: Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (each, Application of Safe Harbor for Forward-Looking Statements), do not apply to this Registration Statement on Form 10.

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
FORM 10 ITEM NO. AND HEADING
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
1.     Business..........................................   Incorporated herein by reference to Exhibit 10.1, pages 45-55; 184-86;
                                                            197.
2.     Financial Information.............................   Incorporated herein by reference to Exhibit 10.1, pages 21-22; 125-26;
                                                            186-92.
3.     Properties........................................   Incorporated herein by reference to Exhibit 10.1, pages 193-96.
4.     Security Ownership of Certain Beneficial Owners
       and Management....................................   Incorporated herein by reference to Exhibit 10.1, pages 200-01.
5.     Directors and Executive Officers..................   Incorporated herein by reference to Exhibit 10.1, pages 198-99.
6.     Executive Compensation............................   Incorporated herein by reference to Exhibit 10.1, pages 204-06.
7.     Certain Relationships and Related Transactions....   Incorporated herein by reference to Exhibit 10.1, pages 48; 122-23.
8.     Legal Proceedings.................................   Incorporated herein by reference to Exhibit 10.1, page 197.
9.     Market Price of and Dividends on the Registrant's
       Common Equity and Related Stockholder Matters.....   Incorporated herein by reference to Exhibit 10.1, pages 5, 11, 47.
10.    Recent Sales of Unregistered Securities...........   None
11.    Description of Registrant's Securities to be
       Registered........................................   Incorporated herein by reference to Exhibit 10.1, pages 202-03.
12.    Indemnification of Directors and Officers.........   Incorporated herein by reference to Exhibit 10.1, page 200.
13.    Financial Statements and Supplementary Data.......   Incorporated herein by reference to Exhibit 10.1, pages F-26-F-50.
14.    Changes in and Disagreements With Accountants on
       Accounting and Financial Disclosure...............   Not Applicable.
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15.  FINANCIAL STATEMENTS AND EXHIBITS

(a) HISTORICAL
    Report of Independent Auditors
    Combined Statements of Net Assets as of December 31, 1997 and 1996 Combined Statements of Operations for the years 1997, 1996 and 1995 Combined Statements of Changes in Net Assets
    Combined Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995
    Notes to Combined Financial Statements
    Schedule III -- Real Estate and Accumulated Depreciation
    Notes to Schedule III

    PRO FORMA
    Basis of Presentation to Pro Forma Combined Financial Statements as of and for the year ended December 31, 1997
    Pro Forma Combined Balance Sheet as of December 31, 1997
    Notes to Pro Forma Combined Balance Sheet
    Pro Forma Combined Statement of Operations for the year ended
    December 31, 1997
    Notes to Pro Forma Combined Statements of Operations for the year ended December 31, 1997

(b) See Exhibits listed below.

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
EXHIBIT
 NO.                                  DESCRIPTION
------ --------------------------------------------------------------------------
  3.1 Form of Articles of Incorporation of Horizon Group Properties, Inc. (the "Company").
  3.2  Form of By-laws of the Company.
  4.1 Specimen certificate for common stock, $.01 par value per share, of the Company.*
 10.1 Sky Merger Corp. Registration Statement on Form S-4 (excluding exhibits thereto), as filed with the Securities and Exchange Commission on April 29, 1998.
 10.2 Amended and Restated Agreement and Plan of Merger by and among Prime Retail, Inc., Prime Retail, L.P., Horizon Group, Inc., Sky Merger Corp., the Company, Horizon Group Properties, L.P. and Horizon/Glen Outlet Centers Limited Partnership dated as of February 1, 1998 [Incorporated by reference to Exhibit 10(a) to Horizon Group, Inc.'s current report on Form 8-K dated February 1, 1998 (SEC File No. 1-12424)]
 10.3  Form of 1998 Stock Option Plan of the Company.
 10.4  Employment Agreement between Gary J. Skoien and the Company.*
 10.5  Employment Agreement between David R. Tinkham and the Company.*
 10.6  Form of Indemnification Agreement for board of directors of the Company.
 21.1  Subsidiaries of the Registrant.*
 27.1  Financial Data Schedule.*
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* To be filed by amendment

                                       3
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                                   SIGNATURES

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

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
                                HORIZON GROUP PROPERTIES, INC.

                                By:              /s/ GARY J. SKOIEN
                                     -----------------------------------------
                                                   Gary J. Skoien
                                       PRESIDENT AND CHIEF EXECUTIVE OFFICER
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Dated: April 29, 1998